UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 20, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2026, Treasure Global Inc (the “Company”) entered into a Sale and Purchase Agreement (the “New Year SPA”) with New Year Holdings Limited, a Hong Kong company (Hong Kong BRN: 38423410) (the “New Year Purchaser”), and Chua Tze Ping, as escrow agent (the “Escrow Agent”). Under the New Year SPA, the Company agreed to sell, assign, and transfer to the New Year Purchaser all of the Company’s right, title, and interest in and to 1,300,000 ordinary shares of V Gallant Limited, a company incorporated under the laws of the British Virgin Islands (the “V Gallant Escrow Shares”), which are held by the Escrow Agent pursuant to an escrow agreement dated March 27, 2026. The sale is on a without recourse basis.

Under the New Year SPA, the purchase price is USD 5,200,000, payable in 36 monthly milestone payments commencing September 1, 2026. Months 1 through 35 require monthly payments of USD 144,444 each, and month 36 requires a payment of USD 144,460.

The V Gallant Escrow Shares will continue to be held by the Escrow Agent as security until the purchase price is paid in full and the Company issues a Final Payment Confirmation. The New Year Purchaser’s payment obligations are absolute, irrevocable, and unconditional.

Completion under the New Year SPA is conditioned upon the Escrow Agent confirming that the assignment is permitted under the escrow agreement (or consenting to the assignment), agreeing to hold the V Gallant Escrow Shares as security and release them in accordance with the New Year SPA, and execution of a deed of assignment and consent.

The New Year SPA contains customary representations, warranties, covenants, and indemnification provisions. The New Year SPA is governed by the laws of Malaysia.

If the New Year Purchaser defaults and the Company terminates the New Year SPA, all milestone payments received by the Company will be forfeited to and retained by the Company as liquidated damages and the Sale Interest will revert to the Company. If the Company defaults, it must refund all milestone payments received within 30 days.

The foregoing description of the New Year SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the New Year SPA, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On August 20, 2026, the Company also entered into a Sale and Purchase Agreement (the “HDGTL SPA”) with Hung Dat Group Trade Limited, a company incorporated under the laws of the British Virgin Islands (Company Registration No. 2307409) (the “HDGTL Purchaser”), and Chua Tze Ping, as Escrow Agent. Under the HDGTL SPA, the Company agreed to sell, assign, and transfer to the HDGTL Purchaser all of the Company’s right, title, and interest in and to 700,000 ordinary shares of Reveillon Group Limited (Registration No. 2141981), a company incorporated under the laws of the British Virgin Islands (the “Reveillon Escrow Shares”), held by the Escrow Agent pursuant to an escrow agreement dated March 27, 2026. The sale is on a without recourse basis.

Under the HDGTL SPA, the purchase price is USD 1,400,000, payable in 36 monthly milestone payments commencing September 1, 2026. Months 1 through 35 require monthly payments of USD 38,888 each, and month 36 requires a payment of USD 38,920.

The Reveillon Escrow Shares will continue to be held by the Escrow Agent as security until the purchase price is paid in full and the Company issues a Final Payment Confirmation. The HDGTL Purchaser’s payment obligations are absolute, irrevocable, and unconditional.

The conditions precedent, default and termination provisions, representations, warranties, covenants, indemnification provisions, and governing law provisions of the HDGTL SPA are substantially similar to those of the New Year SPA described above.

The foregoing description of the HDGTL SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the HDGTL SPA, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Not applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Sale and Purchase Agreement, dated August 20, 2026, by and among Treasure Global Inc, New Year Holdings Limited and Chua Tze Ping
10.2*	Form of Sale and Purchase Agreement, dated August 20, 2026, by and among Treasure Global Inc, Hung Dat Group Trade Limited and Chua Tze Ping
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2026	TREASURE GLOBAL INC

	By:	/s/ Chong Chan “Sam” Teo
	Name:	Chong Chan “Sam” Teo
	Title:	Acting Chief Executive Officer

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